Exhibit 99.4

                                 AMTRAN, INC.
                           Offer for all Outstanding
                         10 1/2% Senior Notes due 2004
                                in Exchange for
                     10 1/2% Senior Exchange Notes due 2004

To Our Clients:

          Enclosed for your consideration is a Prospectus, dated [ ], 2000 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the Offer (the "Exchange Offer") of Amtran, Inc. (the "Company") to exchange its 10 1/2% Senior Exchange Notes due 2004 (the "Exchange Notes") for its outstanding 10 1/2% Senior Notes due 2004 (the "Outstanding Notes"), upon the terms and subject t the conditions described in the Prospectus and the Letter of Transmittal. The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement dated December 21, 1999, by and among the Company and the other signatories thereto.

          This material is being forwarded to you as the beneficial owner of the Outstanding Notes carried by us in your account but not registered in your name. A tender of such Outstanding Notes may only be made by us as the holder of record and pursuant to your instructions.

          Accordingly, we request instructions as to whether you wish us to tender on your behalf the Outstanding Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

          Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at midnight, New York City time, on [ ], 2000 unless extended by the Company. Any Outstanding Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the expiration Date.

          Your attention is directed to the following:

               1. The Exchange Offer is for any and all Outstanding Notes.

               2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer-Certain Conditions to the Exchange Offer".

              3. Any transfer taxes incident to the transfer of Outstanding Notes from the holder to the Company will be paid by the Company, except as otherwise provided in the Instructions in the Letter of Transmittal.

              4. The Exchange Offer expires at midnight, New York City time, on [ ], 2000, unless extended by the Company.

              If you wish to have us tender your Outstanding Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Outstanding Notes.


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                                                                             2


                         INSTRUCTIONS WITH RESPECT TO
                              THE EXCHANGE OFFER

          The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Amtran, Inc. with respect to its Outstanding Notes.

          This will instruct you to tender the Outstanding Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

          Please tender the Outstanding Notes held by you for my account as indicated below:

                                                  Aggregate Principal Amount of
                                                  Outstanding Notes

10 1/2% Senior Notes due 2004_____________        _____________________________

__  Please do not tender any Outstanding
    Notes held by you for my account.

Date:_________________________, 2000              _____________________________
                                                  _____________________________
                                                            Signature(s)

                                                  _____________________________
                                                  _____________________________
                                                  _____________________________
                                                     Please print name(s) here

                                                  _____________________________
                                                  _____________________________
                                                           Address(es)

                                                  _____________________________
                                                  Area Code and Telephone Number

                                                  _____________________________
                                                  Tax Identification or Social
                                                  Security Note(s).

     Note of the Outstanding Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.